                                                                  Exhibit 99.1

                          COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.                                                    SUPERIOR COURT
                                                  CIVIL ACTION NO: 01-2514 BLS

                            HARBOR FINANCE PARTNERS,

                                   Plaintiff,

                                      -vs.

                   LIBERTY FINANCIAL COMPANIES, INC., et al.,

                                   Defendants.



                             FIRST AMENDED COMPLAINT

Plaintiff, as and for its First Amended Complaint, alleges upon personal knowledge as to itself and its own acts, and upon information and belief derived from, inter alia, a review of documents filed by defendants with the Securities and Exchange Commission and publicly available news sources, such as press releases by the defendants and newspaper articles from prominent financial periodicals such as The Wall Street Journal, as to all other matters, as follows:

                              NATURE OF THE ACTION

         1. This is a shareholder class action on behalf of the stockholders of Liberty Financial Companies, Inc. ("Liberty" or the "Company") against its directors and others to enjoin defendants' actions related to the sale of Liberty to its controlling shareholder, defendant Liberty Mutual Insurance Company ("Mutual"), in an illegal and fraudulent manner which defendants have structured to allow Mutual to divert tax advantages that are the property of Liberty to itself, and to obtain other appropriate relief. Plaintiff alleges that these actions are and were in violation of the fiduciary duties owed Liberty's public shareholders by Liberty's directors, and further alleges that each of Liberty's directors had and has a conflict of interest since, inter alia, each director of Liberty also sits on the board of Mutual, and is therefore not entitled to the presumptions conferred by the business judgment rule.

         2. Finally, plaintiff alleges that the proxy statement defendants have submitted to Liberty's shareholders in conjunction with the sale of Liberty to Mutual contains untruthful statements of material fact and omits to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in violation of Mass. G.L. c. 110a,ss.404,ss.410, and c. 110C,ss.7,ss.9.

                                    PARTIES

         3. Plaintiff, Harbor Finance Partners, owned shares of Liberty common stock at all relevant times and continues to own such shares.

         4. Defendant, Liberty, is a Massachusetts corporation with its principal executive offices at 600 Atlantic Avenue, Boston Massachusetts 02210. Liberty is an asset accumulation and management company which holds itself out as having two core product lines: (1) asset management; and (2) annuities. Mutual currently owns approximately 71.68 percent of Liberty's outstanding shares and controls approximately 70.68 percent of the combined voting power of Liberty's outstanding common stock and preferred stock.

         5. Defendant Mutual is a mutual insurance company which maintains its principal place of business in Boston, Massachusetts. Mutual currently owns approximately 71.68 percent of Liberty's outstanding shares and controls approximately 70.68 percent of the combined voting power of Liberty's outstanding common stock and preferred stock.

         6. Defendant Fleet Boston Financial Corporation ("Fleet") is a Rhode Island corporation with its headquarters at 100 Federal Street, Boston, Massachusetts 02110. As alleged in more detail, infra, Fleet has aided and abetted the other defendants in the wrongdoing alleged herein.

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         7. Defendants Michael J. Babcock, Gary L. Countryman, John P. Hamill,
Marian L. Heard, Gerald E. Anderson, Charles I. Clough, Edmund F. Kelly, Ray B. Mundt, Glenn P. Strehle, William F. Connell, Paul J. Darling, II, Thomas J. May, and Dr. Kenneth L. Rose, are the directors of Liberty. Of these thirteen directors of Liberty, every single one also serves as a director of Mutual and thus each has an irremediable conflict of interest with respect to any transactions between Liberty and Mutual. Additionally, defendant Countryman, who is Liberty's President and Chief Executive Officer, also served as Chairman of Mutual until April 2000, and defendant Kelly is the CEO of Mutual and the Chairman of Liberty, and thus these two defendants have an even more heightened conflict of interest. Also, four of these defendants, Connell, May, Heard and Countryman, are also directors of Fleet and hence have a conflict of interest in any transaction between Liberty and Fleet. The defendants identified in this paragraph are hereinafter sometimes referred to collectively as the "Individual Defendants." Further, each of the Individual Defendants signed Proxy Statements circulated to Liberty shareholders on or about July 17, 2001 and October 4, 2001, and which contain untruthful statements of material fact and omit to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         8. By virtue of their positions as directors, and where applicable, officers of Liberty and/or their exercise of control and ownership over the business and corporate affairs of Liberty, the Individual Defendants have, and at all relevant times had, the power to control and influence and did control and influence and cause Liberty to engage in the practices complained of herein. Each Individual Defendant owed and owes Liberty and its shareholders fiduciary obligations and were and are required to: (1) use their ability to control and manage Liberty in a fair, just and equitable manner and not in a fraudulent and illegal manner; (2) act in furtherance of the best

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interests of Liberty and its shareholders; (3) act to maximize shareholder value in connection with any change in ownership and control; (4) govern Liberty in such a manner as to heed the expressed views of its public shareholders; (5) refrain from abusing their positions of control; and (6) not to illegally or fraudulently favor their own interests or Mutual's interests at the expense of Liberty and its public shareholders.

         9. Each defendant herein is sued individually and/or as a conspirator and aider and abettor. The Individual Defendants are also sued in their capacity as directors of Liberty. The liability of each defendant arises from the fact that they have engaged in all or part of the unlawful acts, plans, schemes, or transactions complained of herein.

                            CLASS ACTION ALLEGATIONS

         10. Plaintiff brings this action as a class action pursuant to Massachusetts Rule of Civil Procedure 23 on behalf of all Liberty stockholders. Excluded from the Class are defendants, members of the immediate families of the defendants, their heirs and assigns, and those in privity with them.

         11. The members of the Class are so numerous that joinder of all of them would be impracticable. While the exact number of Class members is unknown to plaintiff, and can be ascertained only through appropriate discovery, plaintiff believes there are many hundreds, if not thousands, of Class members. Liberty has millions of shares of common stock outstanding.

         12. Plaintiff's claims are typical of the claims of the Class, since plaintiff and the other members of the Class have and will sustain damages arising out of defendants' breaches of their fiduciary duties. Plaintiff does not have any interests that are adverse or antagonistic to those of the Class. Plaintiff will fairly and adequately protect the interests of the Class. Plaintiff is committed to the vigorous prosecution of this action and has retained counsel competent and experienced in this type of litigation.

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         13. There are questions of law and fact common to the members of the
Class that predominate over any questions which, if they exist, may affect individual class members. The predominant questions of law and fact include, among others, whether:

              (a) the defendants have and are breaching their fiduciary duties in a fraudulent and illegal manner to the detriment of Liberty shareholders;

              (b) the Class has been damaged and the extent to which members of the Class have sustained damages, and what is the proper measure of those damages; and

              (c) the defendants have violated the Massachusetts Code through signing and circulating a proxy statement with materially false or misleading statements in it to Liberty shareholders.

         14. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy, since joinder of all members is impracticable. Further, as individual damages may be relatively small for most members of the Class, the burden and expense of prosecuting litigation of this nature makes it unlikely that members of the Class would prosecute individual actions. Plaintiff anticipates no difficulty in the management of this action as a class action. Further, the prosecution of separate actions by individual members of the class would create a risk of inconsistent or varying results, which may establish incompatible standards of conduct for defendants.

                             SUBSTANTIVE ALLEGATIONS

         15. Liberty was a wholly owned subsidiary of Mutual until 1995, when Liberty acquired the Colonial Group Inc., and issued, inter alia, Liberty common stock to former Colonial shareholders in exchange for their Colonial shares. Additionally, Mutual sold 3,750,000 shares of Liberty stock in 1997 in a public offering. At all times, Mutual has owned more than 70 percent of Liberty's outstanding stock and has thus been its controlling shareholder.

As earlier alleged, Liberty has two business units, asset management and annuities, and these constitute essentially all of the Company's assets.

         16. Defendant Gary Countryman joined Liberty as its Chief Executive Officer ("CEO") in January 2000. As earlier alleged, he was also the Chairman of Mutual until April 2000, and at all relevant times has been a director of Mutual and thus has a conflict of interest in Liberty's dealings with Mutual. When defendant Countryman became Liberty's CEO, both Mutual and Liberty's other directors (the Individual Defendants) anticipated that he would serve until a successor was found.

         17. The Individual Defendants have represented in a proxy submitted to Liberty's public shareholders that they were unsuccessful in searching for and finding a successor for Mr. Countryman. However, in searching for a successor they had a conflict of interest since each of them serves as a director of Mutual, and if a successor were hired, he or she would likely not be a director of Mutual and hence would not have the same potential bias toward Mutual as Mr. Countryman.

         18. Further, the Individual Defendants have not disclosed in the proxy statements they have distributed to Liberty's public shareholders what steps they took to find a successor for Mr. Countryman.

         19. In the fourth quarter of 2000, based on their purported failure to find a successor for Mr. Countryman as Liberty's CEO, the Individual Defendants decided to consider the sale of Liberty, and hired Credit Suisse First Boston ("Credit Suisse") to assist it in that process. At this time, the Individual Defendants were already contemplating how Mutual might benefit from this transaction apart from Liberty's public shareholders, as reflected in the fact that Mutual (as

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alleged, all Liberty directors are also Mutual directors)
contemporaneously hired Lehman Brothers as its financial advisor in conjunction with any sale of Liberty.

         20. Beginning on December 18, 2000, Credit Suisse began to send a confidential offering memorandum to parties who had expressed an interest in acquiring Liberty and had executed a confidentiality agreement.

         21. Then, on January 5, 2001, Credit Suisse sent letters of instruction for submitting preliminary bids to those parties who had expressed an interest. These letters indicated that offers would be accepted for all of Liberty or for one or the other of its two businesses, I.E., its asset management business and/or its annuity business. The letter requested that bids be submitted by January 22, 2001.

         22. On January 22, 2001, the Individual Defendants and Credit Suisse reviewed the preliminary bids that had been received and decided to pursue most of them, including bids for Liberty in its entirety and bids for each of its two business units.

         23. Between February 20 and February 23, 2001, Mutual discussed with Credit Suisse and Liberty the possibility that rather than Liberty selling its two business units outright to purchasers in what would be taxable transactions, Liberty might sell one of the two business units to one purchaser in a taxable transaction and then have the other purchaser acquire the second business unit through a merger with Liberty.

         24. At this discussion, it was noted that in an outright sale of the business units the purchase price would be higher because the purchaser gets a substantial tax deduction for the purchase price, while Liberty would realize income on which it would be taxed. Were one of the business units to be sold through a merger, the converse would be true, as Liberty would not realize taxable income and the purchaser would not realize a tax deduction. It was observed at

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this meeting that the tax advantages of a merger would almost certainly outweigh any higher price paid through an outright sale, and thus FROM THE STANDPOINT OF LIBERTY AS A CORPORATION THE MERGER SCENARIO WOULD BE BETTER.

         25. At this meeting, however, Mutual expressly observed that it might prefer Liberty to sell its two business units outright, notwithstanding the capital gain and attendant taxes Liberty would accrue, because Mutual could then merge with the empty shell of liberty in a squeeze out merger in which Liberty's public shareholders received their pro rata allocation of the cash paid for the two business units incurring, inter alia, capital gains taxes, while Mutual did not.

         26. Following these discussions, the Individual Defendants decided to ask bidders for the asset management business unit to bid only on the basis of an outright sale of that business unit, but to ask bidders for the annuity business unit to submit alternate bids, I.E., to acquire the business as an outright sale and to acquire it through a merger with Liberty after the asset management business unit had been spun off.

         27. On February 23, 2001, Credit Suisse sent to each of the bidders with whom the Individual Defendants were interested in pursuing negotiations, a letter requesting the submission of definitive acquisition proposals by March 12, 2001.

         28. On March 12, 2001, Liberty received two offers for its asset management business unit. One was not in compliance with the bidding instructions, while the other offered to pay $1.1 billion and assume indebtedness of approximately $110 million.

         29. Also on March 12, 2001, Liberty received two offers for its annuity business unit. One, by Sun Life, offered $1.65 billion to purchase the business unit in an outright sale and $1.078 billion to acquire the business unit in a merger with Liberty after the asset management

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business unit had been spun off. As earlier alleged, the higher offer for the business unit in an outright sale reflected that Sun Life would realize a tax deduction for the purchase price while Liberty would realize a taxable event. The lower price for the merger scenario reflected that Sun Life would not realize a tax deduction and Liberty would not realize a capital gain.(1) The other offerer proposed to acquire the annuity business unit for $1.7 billion in an outright sale, and did not make an offer to acquire Liberty through a merger.

         30. Shortly after March 12, 2001, Liberty and Mutual reviewed a draft merger agreement between Liberty and Mutual, under which Liberty would merge with a subsidiary of Mutual subsequent to the spin off of the asset management and annuity business segments and under which Liberty's public shareholders would be frozen out. This demonstrates that the Individual Defendants had by that time all but decided to structure the transaction as an outright sale of the two business units with a merger of the shell of Liberty into Mutual, and thus in a way that conferred tax advantages on Mutual at the expense of Liberty's public shareholders.

         31. On March 23, 2001, the Individual Defendants reviewed final bids from each of the three bidders.

         32. The bidder for the asset management business unit offered the same amount as its previous bid, $1.1 billion. Sun Life increased its bid for the annuity business unit in an outright sale to $1.705 billion, and increased its bid assuming the purchase were consummated through a merger with Liberty (after the sale of the asset management unit) to $1.125 billion. The other bidder for the annuity business unit decreased its bid.

         33. Between March 14 and March 27, 2001, Liberty and Mutual again discussed the fact that if the transaction were to proceed in two cash segment sales followed by a merger of


--------
(1) As also earlier alleged, the tax differential would have more than offset the price difference and thus Liberty and its public shareholders would have been better off with a merger scenario.

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Liberty's shell with Mutual in a freeze-out merger, that Mutual would receive very significant tax advantages at the expense of Liberty's public shareholders. They held these discussions without any independent person representing the interests of Liberty's public shareholders since, as earlier alleged, all of Liberty's directors are also directors of Mutual.

         34. One approach discussed was to give Liberty's public shareholders their PRO RATA share of the cash to be received from the sale of the two business units without any adjustment for the tax advantages Mutual would gain at their expense. Another approach discussed was to give the public shareholders the amount they would have received if the offer by Sun Life to merge with Liberty at $1.125 billion were accepted, with its attendant tax benefits for Liberty and its public shareholders. Specifically the amounts discussed, based on the then pending offers from Sun Life, were $35.99 per share if no adjustment were made, AND $39.84 per share if Liberty's public shareholders were treated as if the offer to merge were accepted. Thus, this illustrates that, because of the tax consequences, the structuring of the transaction as a merger rather than an outright sale, would result in significantly higher consideration to Liberty's public shareholders, notwithstanding that the offer to acquire Liberty's business units in an outright sale was somewhat lower.

         35. Throughout March and early April 2001, Liberty and its directors conducted discussions with Sun Life, and the remaining bidder for the asset management business unit.

         36. The Individual Defendants have represented in the proxy they circulated to Liberty shareholders that, during this time Sun Life purportedly indicated that its preferred structure was to purchase the annuity business segment, outright, I.E., in the form that conferred significant tax benefits on Mutual at the expense of Liberty and its public shareholders.

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However, the Individual Defendants have not disclosed in the proxy why Sun Life indicated that it would prefer to structure the transaction in this way.

         37. On April 20, 2001, the remaining bidder for Liberty's asset management business informed Liberty that it would not be able to proceed with the proposed purchase at that time.

         38. Sun Life was informed of this development and advised that it wished to proceed with its purchase of Liberty's annuity segment nonetheless.

         39. Prior to this time, the Individual Defendants had insisted that the sales of Liberty's annuity and asset management businesses be signed and approved simultaneously, and that each segment sale be conditioned on the simultaneous closing of the other. This had been a major issue for each of the segment bidders during negotiations, as neither bidder wanted its transaction subject to the risk that the other sale might not close. As a result, the bidders would likely have offered a higher price had the Individual Defendants not insisted that the simultaneous closing was a condition of the sale.

         40. Notwithstanding the collapse of the proposed sale of Liberty's asset management segment, the Individual Defendants and Mutual decided to go forward with the sale of the annuity segment to Sun Life.

         41. The Individual Defendants also held a number of further negotiations with Sun Life about the sale of Liberty's annuity business to Sun Life during this time, wherein they agreed, to indemnify Sun Life for certain related matters. However, they did not seek an increase in the price to be paid by Sun Life for Liberty's annuity business notwithstanding that Sun Life would no longer run the risk of its purchase being contingent upon the simultaneous sale of Liberty's asset management business.

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         42. Nor did the Individual Defendants seek additional bids for
Liberty's asset management business, notwithstanding that the fact that its sale was no longer contingent upon the simultaneous sale of Liberty's asset management business made it more valuable than the last time they had offered it. Further, the Individual Defendants do not disclose why they failed to seek out additional bidders at this time in their proxy statement submitted to Liberty shareholders.

         43. On May 2, 2001, the Individual Defendants formally voted to approve the Sun Life transaction, and the final documents were executed.

         44. On May 4, 2001, Credit Suisse discussed the possible sale of Liberty's asset management business with defendant Fleet. Shortly thereafter, the CEO of Fleet, Terrence Murray, called defendant Kelly, the CEO of Mutual and the Chairman of Liberty, to advise him that Fleet was considering making a bid for Liberty's asset management business.

         45. On May 7, 2001, Fleet's President, Mr. Gifford, called defendant Countryman and informed him that Fleet was willing to bid between $925 million and $975 million for Liberty's asset management business, subject to due diligence.

         46. Defendant Countryman subsequently called Mr. Gifford and informed him that Liberty was willing to proceed to an agreement with Fleet if Fleet could offer $975 million and if Fleet would agree to the major points in a draft purchase agreement that would be forwarded by Liberty's counsel. Countryman did this negotiating, notwithstanding that, as earlier alleged, he was a member of the board of Fleet's parent, as well as a member of Mutual's board, and hence had a conflict of interest.

         47. On May 11, 2001, Liberty's counsel delivered a proposed form of agreement to Fleet which was based on the agreement entered with Sun Life, I.E., an agreement providing for


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

the outright sale of the asset management business unit, not a merger with Liberty. No consideration was given at this time to trying to persuade Fleet to merge with the remainder of Liberty, and no effort was made at this time to try to persuade Fleet to consider doing so, notwithstanding that were Fleet to agree to such a merger it would have benefited Liberty's public shareholders and notwithstanding that the outright sale the Individual Defendants proposed conferred substantial tax benefits on Mutual at the expense of Liberty's public shareholders.

         48. On May 15, 2001, Mr. Gifford called Mr. Countryman and told him that Fleet was willing to pay $975 million and that the draft purchase agreement forwarded by Liberty's counsel was largely acceptable.

         49. Several weeks later, on May 24, 2001, after Fleet had made substantial preparations to consummate the purchase along the lines of the purchase agreement agreed to on May 15, Credit Suisse asked Fleet to submit an alternative bid to acquire the asset management business unit through a merger with Liberty after giving effect to the sale of the annuity segment to Sun Trust, I.E., a bid that would not convey substantial tax advantages to Mutual at the expense of Liberty and its public shareholders.

         50. Given the late date, Fleet declined to offer a bid for such a transaction. Further the Individual Defendants have not disclosed any other reason Fleet indicated for Fleet's refusal to offer such a bid in the proxy they circulated to Liberty shareholders.

         51. During the week of May 28, 2001, Fleet informed Liberty that after conducting due diligence, it was revising its offer downward to $850 million. The Individual Defendants responded that they could agree to a price of $900 million provided that Fleet would agree to the stock purchase agreement in substantially the form last presented to Fleet, I.E., a form that conveyed tax advantages on Mutual at the expense of Liberty and its public shareholders.

         52. Fleet agreed, and the parties continued their final negotiations with respect to the transaction.

         53. On June 2, 2001, Credit Suisse was approached by a bank indicating that it believed it could offer a higher purchase price for Liberty's asset management business unit than what it believed Fleet was offering. The Individual Defendants decided not to pursue further conversations with this bank.

         54. During the period after negotiations with Fleet began, Mutual and the Individual Defendants discussed what Liberty's public shareholders should be paid for their shares when the shell of Liberty was merged into Mutual after the two business units were sold off to Sun Life and Fleet. They gave serious consideration to paying these public shareholders nothing more than their PRO RATA share of the monies to be received from Sun Life and Fleet, purportedly because Fleet had not submitted a bid to acquire Liberty's asset management business using a merger as a vehicle. Again, since each of Liberty's directors is also a director of Mutual, no truly independent person was negotiating for Liberty's public shareholders.

         55. On June 4, 2001, the Individual Defendants met and approved the transaction with Fleet whereby the asset management business unit was sold to Fleet.

         56. At the same meeting, the Individual Defendants discussed the going private transaction whereby Liberty would be merged into Mutual and also discussed the substantial tax benefits that would accrue to Mutual but not be available to Liberty's public shareholders. They concluded that if the amounts paid by Sun Life and Fleet were distributed PRO RATA to Liberty's public shareholders as part of the going private transaction that they would be entitled to $32.17


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

per share. However, they decided to increase that to $33.44 per share to take into account the tax benefits to Mutual from the manner in which the transaction was structured.

         57. In doing so, the Individual Defendants all had a conflict of interest since the were all members of Mutual's board, and they did not appoint any independent person or committee to make this decision. Further, they have acknowledged that the $33.44 figure was based solely on a highly "theoretical" "estimate" of what the public shareholders "might" have received if the Fleet transaction had been structured as a merger with Liberty.

         58. Further, the specifics of how this amount was determined are not disclosed by the Individual Defendants in the proxy they circulated to Liberty's public shareholders or elsewhere.

         59. The $33.44 amount to be paid to Liberty's public shareholders is unfairly and fraudulently low given the Individual Defendants' structuring of the transaction (with the aiding and abetting of Fleet) in a way that benefits Mutual at the expense of Liberty and its public shareholders.

                              FIRST CAUSE OF ACTION

                            (BREACH OF FIDUCIARY DUTY)

         60. Plaintiff repeats and realleges all previous allegations as if set forth in full herein.

         61. By reason of the foregoing, and including but not limited to their taking steps at every turn to negotiate a deal that is effectuated as an outright purchase of Liberty's two business units that confers great tax advantages on Mutual, instead of as a merger that would result in a higher real net gain to all shareholders, and their negotiation (with a disabling conflict of interest) of a grossly inadequate adjustment in the amount to be paid to Liberty's public shareholders to compensate them, the defendants have breached their fiduciary duties to plaintiff and the Class and engaged in fraudulent and illegal acts designed to divert assets belonging to Liberty and its public shareholders to Mutual, and/or aided and abetted in the breach of those fiduciary duties and those fraudulent and illegal acts.

         62. As a result, plaintiff and the Class have been and will be damaged.

                             SECOND CAUSE OF ACTION

         (VIOLATION OF MASS. G.L.c. 110A Section 404, Section 410 AND
                         c. 110C , Section 7, Section 9)
                      (AGAINST ALL DEFENDANTS EXCEPT FLEET)

         63. Plaintiff repeats and realleges all previous allegations as if set forth in full herein.

         64. The conduct complained of above constitutes evasive, deceptive, manipulative or grossly unfair practices in connection with a takeover as prohibited by Mass. G.L. c. 110C,ss.7.

         65. Further, in the proxy statements the Individual Defendants and Liberty and Mutual have circulated to plaintiff and class members it is represented that the Individual Defendants unanimously believe that the Sun Life transaction, the Fleet transaction and the squeeze out merger with Mutual are in the best interests of Liberty's shareholders.

         66. Those statements are untruthful in that based on the foregoing, it appears that the Individual Defendants do not believe that the transactions are in the best interests of Liberty's shareholders, but that they are in the best interests of Mutual.

         67. Further, the statements are misleading in that defendants have concealed the following material facts, among others, necessary to make their statements in the proxy statement not misleading in light of the context in which they were made:

              (a) what steps the Individual Defendants took to find a replacement for defendant Countryman (as alleged, it was defendants' inability to find a replacement for Countryman that first caused defendants to consider the sale of Liberty and its business units);

              (b) why Sun Life indicated that it preferred to acquire Liberty's annuity business through a cash purchase and not a merger, I.E., why Sun Life indicated it wished to


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

acquire Liberty's annuity business in a way which conferred substantial tax benefits on Mutual, but not on Liberty's other public shareholders;

              (c) why defendants did not seek to increase the price to be paid by Sun Life for Liberty's annuity business in April and May 2001 after they decided that the sale would no longer be conditioned on the simultaneous sale of Liberty's asset management business to another purchaser;

              (d) why defendants did not seek additional bids for Liberty's asset management business in April and May 2001 after the original bidder indicated on April 20, 2001, that it would not be able to proceed with the proposed purchase;

              (e) why Fleet indicated that it would not make an alternative bid to acquire Liberty's asset management business through a merger after the Individual Defendants asked it to do so on May 24, 2001;

              (f) how the Individual Defendants arrived at their "theoretical" "estimate" that $33.44 is what Liberty's public shareholders would have received had the sale of Liberty's asset management business to Fleet been structured through a merger of Liberty with Fleet.

         68. The Individual Defendants are liable not only because they have signed the proxy statement but also because they are directors of Mutual and Liberty and because they control the same.

         69. As a result of the conduct alleged above, plaintiff and the class have and/or will be damaged.

         WHEREFORE, plaintiff demands judgment as follows:

         1. determining that this action is a proper class action under Massachusetts Rule of Civil Procedure 23, and that plaintiff is a proper class representative;

         2. declaring that defendants have breached their fiduciary duties to plaintiff and the Class and aided and abetted such breaches;

         3. declaring that defendants have violated Mass G.L. c.
110A,ss.404,ss.410 and Mass G.L. c. 110Css.7,ss.9;

         4. Requiring defendants to make full disclosure of the material facts that they have omitted from their proxy statement to date;

         5. enjoining the proposed transaction and, if the proposed transaction is consummated, rescinding it;

         6. awarding plaintiff and the class compensatory and/or rescissory damages as allowed by law;

         7. awarding interest, attorney's fees, expert fees and other costs, in an amount to be determined; and

         8. granting such other relief as the Court may find just and proper.

                               JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

Dated:  October 9, 2001

                                        By its attorneys,


                                        -------------------------------------
                                        Thomas G. Shapiro BBO #454680
                                        SHAPIRO HABER & URMY LLP
                                        75 State Street
                                        Boston, Massachusetts 02109
                                        (617) 439-3939
                                        Attorneys for Plaintiff


                                        Of Counsel:
                                        Richard B. Brualdi
                                        Kevin T. O'Brien
                                        The Brualdi Law Firm
                                        29 Broadway, Suite 1515
                                        New York, New York 10006
                                        (212) 952-0602


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